Exhibit 99.1

Moved on Business Wire
May 24, 2018

DXC Technology Delivers Fourth Quarter
Growth in Revenue, Earnings per Share, Margins, and Cash Flow

•
Q4 Earnings per Share was $1.93, including the cumulative impact of certain items of $(0.35) per share, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, pension and OPEB actuarial and settlement gains, and a tax adjustment related to U.S. tax reform

•	Q4 Non-GAAP Earnings per Share was $2.28

•	FY18 Earnings per Share was $6.04, including the cumulative impact of certain items of $(1.90)

•	FY18 Non-GAAP Earnings per Share was $7.94

•	FY18 Net Cash from Operating Activities was $3,243 million

•	FY18 Adjusted Free Cash Flow was $2,427 million

TYSONS, Va., May 24, 2018 - DXC Technology (NYSE: DXC) today reported results for the three and twelve months ended March 31, 2018.

"In fiscal 2018, DXC successfully executed on our strategic roadmap, including the integration of CSC and HPE Enterprise Services, achievement of our first-year financial objectives, and a strengthened leadership position in digital transformation," said Mike Lawrie, DXC's chairman, president and CEO. “Revenue in the quarter grew year-over-year and sequentially, and we delivered more than $1.1 billion dollars of in-year savings. We continue to invest in our digital capabilities and strategic partnerships, and we achieved strong growth in digital this year. Looking ahead, we expect to complete the Perspecta transaction next week, and we have positioned DXC Technology to deliver EPS and margin expansion in fiscal 2019."

Financial Highlights - Fourth Quarter Fiscal 2018

•
Diluted earnings per share was $1.93 in the fourth quarter, including $(0.50) per share of restructuring costs, $(0.33) per share of transaction, separation and integration-related costs, $(0.37) per share of amortization of acquired intangible assets, $0.55 per share of pension and OPEB actuarial and settlement gains, and $0.30 per share of tax adjustment related to U.S. tax reform. This compares with $(1.05) in the year ago period.

•	Non-GAAP diluted earnings per share was $2.28.

•
Revenue in the fourth quarter was $6,294 million compared with $1,889 million in the year ago period. Revenue grew 4.3% compared with $6,036 million in the prior year on a pro forma combined company basis.

•
Income before income taxes was $661 million for the fourth quarter, including $(208) million of restructuring costs, $(124) million of transaction, separation and integration-related costs, $(153) million of amortization of acquired intangibles and $203 million of pension and OPEB actuarial and settlement gains. This compares with $(187) million in the year ago period.

•	Non-GAAP income before income taxes was $943 million compared with $548 million in the year ago period on a pro forma combined company basis.

•
Net income was $565 million for the fourth quarter, including $(145) million of restructuring costs, $(97) million of transaction, separation and integration-related costs, $(108) million of amortization of acquired intangibles, $161 million of pension and OPEB actuarial and settlement gains, and $88 million of tax adjustment related to U.S. tax reform. This compares with $(138) million in the prior year period.

•	Non-GAAP net income was $666 million.

•
Adjusted EBIT was $1,017 million in the fourth quarter compared with $615 million in the prior year on a pro forma combined company basis. Adjusted EBIT margin was 16.2% compared with 10.2% in the year ago quarter which is presented on a pro forma combined company basis.

•	Net cash provided by operating activities was $701 million in the fourth quarter, compared with $173 million in the year ago period.

•	Adjusted free cash flow was $557 million in the fourth quarter.

Financial Highlights - Fiscal 2018

•
Diluted earnings per share was $6.04 in fiscal 2018, including $(2.06) per share of restructuring costs, $(1.00) per share of transaction, separation and integration-related costs, $(1.37) per share of amortization of acquired intangible assets, $0.60 per share of pension and OPEB actuarial and settlement gains and $1.94 per share of tax adjustment related to U.S. tax reform. This compares with $(0.88) in the year ago period.

•	Non-GAAP diluted earnings per share was $7.94.

•
Revenue in fiscal 2018 was $24,556 million compared with $7,607 million in the year ago period. Revenue declined (3.3)% compared with $25,394 million in the prior year on a pro forma combined company basis, in line with fiscal 2018 targets.

•
Income before income taxes was $1,671 million for fiscal 2018, including $(803) million of restructuring costs, $(408) million of transaction, separation and integration-related costs, $(591) million of amortization of acquired intangibles and $220 million of pension and OPEB actuarial and settlement gains. This compares with $(174) million in the year ago period.

•	Non-GAAP income before income taxes was $3,253 million compared with $2,184 million in the prior year on a pro forma combined company basis.

•
Net income was $1,782 million for fiscal 2018, including $(597) million of restructuring costs, $(291) million of transaction, separation and integration-related costs, $(398) million of amortization of acquired intangibles, $175 million of pension and OPEB actuarial and settlement gains and $561 million of tax adjustment related to U.S. tax reform. This compares with $(100) million in the prior year period.

•	Non-GAAP net income was $2,332 million.

•
Adjusted EBIT was $3,499 million in fiscal 2018 compared with $2,445 million in the prior year on a pro forma combined company basis. Adjusted EBIT margin was 14.2% compared with 9.6% in the prior year which is presented on a pro forma combined company basis.

•	Net cash provided by operating activities was $3,243 million in fiscal 2018, compared with $978 million in the prior year.

•	Adjusted free cash flow was $2,427 million in fiscal 2018.

Global Business Services (GBS)
GBS revenue was $2,361 million in the quarter compared to $1,043 million for the prior year. GBS revenues grew 3.3% year-over-year on a pro forma combined company basis, reflecting our clients’ continued shift from traditional application services to Enterprise Applications and growth in our Business Process Services businesses. GBS profit margin in the quarter was 19.9%, up from 12.4% in the prior year on a pro forma combined company basis, reflecting ongoing cost actions in the business. New business awards for GBS were $2,038 million in the fourth quarter.

Global Infrastructure Services (GIS)
GIS revenue was $3,223 million in the quarter compared to $846 million for the prior year. GIS revenues grew 3.6% year-over-year on a pro forma combined company basis. The GIS revenue reflects strong growth in our Workplace and Mobility business as well as growth in Cloud and Platform services as clients migrate to hybrid infrastructure environments. GIS profit margin in the quarter was 14.8%, up from 11.4% in the prior year on a pro forma combined company basis, reflecting cost actions and process automation. New business awards for GIS were $2,862 million in the fourth quarter.

United States Public Sector (USPS)
USPS revenue was $710 million in the quarter. USPS revenue grew 11.1% year-over-year on a pro forma combined company basis, reflecting growth in two of our largest contracts. USPS profit margin in the quarter was 17.0%, up from 9.9% in the prior year on a pro forma combined company basis, reflecting ongoing cost actions in the business. New business awards for USPS were $522 million in the fourth quarter.

Returning Capital to Shareholders
During the fourth quarter, DXC Technology returned $123 million to shareholders in the form of common stock dividends and share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast today at 5 p.m. EDT. The dial-in number for domestic callers is (800) 289-0438. Callers who reside outside of the United States should dial +1 (323) 794-2423. The passcode for all participants is 6166236. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 31, 2018. Replay numbers can be found at the following link. The replay passcode is also 6166236.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP and pro forma basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective most directly comparable measures calculated on a GAAP or pro forma basis, as well as the rationale for management’s use of non-GAAP measures, are included below.

About DXC Technology
DXC Technology is the world's leading independent, end-to-end IT services company, serving nearly 6,000 private and public-sector clients from a diverse array of industries across 70 countries. The company's technology independence, global talent and extensive partner network deliver transformative digital offerings and solutions that help clients harness the power of innovation to thrive on change. DXC Technology is recognized among the best corporate citizens globally. For more information, visit dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-K for the fiscal year ended March 31, 2018. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per-share amounts)	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017

Revenues	$6,294	$1,889	$24,556	$7,607

Costs of services	4,323	1,414	17,944	5,545
Selling, general and administrative	453	348	2,010	1,279
Depreciation and amortization	585	153	1,964	647
Restructuring costs	208	153	803	238
Interest expense	104	30	335	117
Interest income	(30)	(9)	(89)	(35)
Other income, net	(10)	(13)	(82)	(10)
Total costs and expenses	5,633	2,076	22,885	7,781

Income (loss), before income taxes	661	(187)	1,671	(174)
Income tax expense (benefit)	96	(49)	(111)	(74)
Net income (loss)	565	(138)	1,782	(100)
Less: net income attributable to non-controlling interest, net of tax	5	10	31	23
Net income (loss) attributable to DXC common stockholders	$560	$(148)	$1,751	$(123)

Income (loss) per common share:
Basic	$1.96	$(1.05)	$6.15	$(0.88)
Diluted	$1.93	$(1.05)	$6.04	$(0.88)

Cash dividend per common share	$0.18	$0.14	$0.72	$0.56

Weighted average common shares outstanding for:
Basic EPS	285.64	141.16	284.93	140.39
Diluted EPS	290.20	141.16	289.77	140.39

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2018	March 31, 2017
Assets
Cash and cash equivalents	$2,648	$1,263
Receivables, net	5,913	1,643
Prepaid expenses	571	223
Other current assets	485	118
Total current assets	9,617	3,247

Intangible assets, net	8,091	1,794
Goodwill	9,652	1,855
Deferred income taxes, net	373	381
Property and equipment, net	3,646	903
Other assets	2,542	483
Total Assets	$33,921	$8,663

Liabilities
Short-term debt and current maturities of long-term debt	$2,073	$738
Accounts payable	1,708	410
Accrued payroll and related costs	766	248
Accrued expenses and other current liabilities	3,466	998
Deferred revenue and advance contract payments	1,694	518
Income taxes payable	145	38
Total current liabilities	9,852	2,950

Long-term debt, net of current maturities	6,306	2,225
Non-current deferred revenue	802	286
Non-current pension obligations	879	342
Non-current income tax liabilities and deferred tax liabilities	1,329	423
Other long-term liabilities	916	271
Total Liabilities	20,084	6,497

Total Equity	13,837	2,166

Total Liabilities and Equity	$33,921	$8,663

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(in millions)	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net income (loss)	$1,782	$(100)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,014	658
Pension & other post-employment benefits, actuarial & settlement (gains) losses	(220)	87
Share-based compensation	93	75
Deferred tax benefit	(842)	(92)
Loss on dispositions	4	6
Provision for losses on accounts receivable	45	4
Unrealized foreign currency exchange losses	22	24
Impairment losses and contract write-offs	41	8
Amortization of debt issuance costs and discount (premium)	(4)	17
Cash surrender value in excess of premiums paid	(11)	(7)
Other non-cash charges, net	4	—
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	202	586
Decrease (increase) in deferred purchase price receivable	19	(252)
Increase in prepaid expenses and other current assets	(205)	(29)
(Decrease) increase in accounts payable and accruals	(96)	54
Increase (decrease) in income taxes payable and income tax liability	303	(32)
Increase (decrease) in advance contract payments and deferred revenue	130	(67)
Other operating activities, net	(38)	38
Net cash provided by operating activities	3,243	978

Cash flows from investing activities:
Purchases of property and equipment	(224)	(246)
Payments for outsourcing contract costs	(328)	(101)
Software purchased and developed	(211)	(140)
Cash acquired through HPES Merger	938	—
Payments for acquisitions, net of cash acquired	(203)	(434)
Business dispositions	—	3
Proceeds from sale of assets	58	57
Restricted Cash	(67)	(1)
Other investing activities, net	4	(64)
Net cash used in investing activities	(33)	(926)

Cash flows from financing activities:
Borrowings of commercial paper	2,413	2,191
Repayments of commercial paper	(2,297)	(2,086)
Borrowings under lines of credit	—	920
Repayment of borrowings under lines of credit	(737)	(789)
Borrowings on long-term debt, net of discount	621	159
Principal payments on long-term debt	(1,547)	(168)
Payments on capital leases and borrowings for asset financing	(1,060)	(145)
Proceeds from bond issuance	989	—
Proceeds from structured sale of facility	—	85
Proceeds from stock options and other common stock transactions	138	54
Taxes paid related to net share settlements of share-based compensation awards	(76)	(13)
Repurchase of common stock and advance payment for accelerated share repurchase	(132)	—
Dividend payments	(174)	(78)
Other financing activities, net	(28)	(37)
Net cash (used in) provided by financing activities	(1,890)	93
Effect of exchange rate changes on cash and cash equivalents	65	(60)
Net increase in cash and cash equivalents	1,385	85
Cash and cash equivalents at beginning of year	1,263	1,178
Cash and cash equivalents at end of year	$2,648	$1,263

Unaudited Pro Forma Combined Company Financial Information

In an effort to provide investors with additional information, we are disclosing certain unaudited pro forma combined company financial information of DXC for the three and twelve months ended March 31, 2017 (the "pro forma combined company" information) as supplemental information herein. The following discussion includes comparisons of our unaudited results of operations for the three and twelve months ended March 31, 2017, to our pro forma combined company results. The pro forma combined company results are based on the historical quarterly statements of operations of each of CSC and the Enterprise Services Business of Hewlett Packard Enterprise Company (“HPES"), giving effect to the HPES Merger (defined below) as if it had been consummated on April 2, 2016. The unaudited pro forma statement of operations, which was previously filed with the SEC on June 14, 2017 as Exhibit 99.2 of Form 8-K/A has been revised to reflect purchase price accounting ("PPA") adjustments recorded subsequent to the Merger.

CSC reported its results based on a fiscal year convention that comprised four thirteen-week quarters. Every fifth year included an additional week in the first quarter to prevent the fiscal year moving from an approximate end of March date. HPES reported its results on a fiscal year basis ended October 31. As a consequence of CSC and HPES having different fiscal year-end dates, all references to the pro forma combined company information include the results of operations of CSC for the fiscal year ended March 31, 2017 and of HPES for the fiscal year ended January 31, 2017.

The historical financial information of HPES was “carved-out” from the combined statement of operations of HPE and reflects assumptions and allocations made by HPE. The combined statement of operations of HPES included all revenues and costs directly attributable to HPES and an allocation of expenses related to certain HPE corporate functions. The results of operations in the HPES historical combined statement of operations does not necessarily include all expenses that would have been incurred by HPES had it been a separate, stand-alone entity. Actual costs that may have been incurred if HPES had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, functions outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. Consequently, HPES’ historical financial information does not necessarily reflect what HPES’ results of operations would have been had HPES operated as a stand-alone company during the periods presented.

The pro forma combined company results have been prepared using the acquisition method of accounting with CSC considered the accounting acquirer of HPES. These pro forma combined company results include historical results, reflecting PPA adjustments and aligning our accounting policies for consolidated results and reportable segments. These adjustments give effect to pro forma events that were (i) directly attributable to the merger of CSC and HPES (the "HPES Merger"), (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results of operations of DXC. The pro forma results do not reflect the costs of integration activities or benefits that may result from realization of first-year synergies.

The adjustments to historical results were based upon currently available information and assumptions that management of DXC believes to be reasonable. The pro forma combined company results are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what DXC's results of operations would have been had the HPES Merger occurred on April 2, 2016, and should not be taken as being indicative of DXC’s future consolidated financial results.

Segment Results

The following tables summarize segment revenue for the three and twelve months ended March 31, 2018 as compared to the three and twelve months ended March 31, 2017:

Segment Revenue
	GAAP Basis			Pro Forma Combined Company
(in millions)	Three Months Ended March 31, 2018	Historical CSC for the Three Months Ended March 31, 2017	% Change (NM)	Three Months Ended March 31, 2017	% Change	% Adjusted Change in Constant Currency(1)
GBS	$2,361	$1,043	—	$2,285	3.3%	(2.5)%
GIS	3,223	846	—	3,112	3.6%	(4.3)%
USPS	710	—	—	639	11.1%	11.1%
Total Revenues	$6,294	$1,889	—	$6,036	4.3%	(2.0)%

(1) Adjusted for PPA impact of $(8) million in GBS, $(36) million in GIS and $0 million in USPS.
(NM) Not meaningful

Segment Revenue
	GAAP Basis			Pro Forma Combined Company
(in millions)	Twelve Months Ended March 31, 2018	Historical CSC for the Twelve Months Ended March 31, 2017	% Change (NM)	Twelve Months Ended March 31, 2017	% Change	% Adjusted Change in Constant Currency(1)
GBS	$9,254	$4,173	—	$9,530	(2.9)%	(4.3)%
GIS	12,479	3,434	—	13,018	(4.1)%	(5.2)%
USPS	2,823	—	—	2,846	(0.8)%	(0.5)%
Total Revenues	$24,556	$7,607	—	$25,394	(3.3)%	(4.3)%

(1) Adjusted for PPA impact of $24 million in GBS, $98 million in GIS and $8 million in USPS.
(NM) Not meaningful

We define segment profit as segment revenues less segment cost of services, selling, general and administrative, and depreciation and amortization (excluding amortization of acquired intangible assets). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs and amortization of acquired intangible assets. The following table presents our segment profit and segment profit margins:

Segment Profit
	Three Months Ended
(in millions)	March 31, 2018	Historical CSC March 31, 2017	Pro Forma Combined Company March 31, 2017
GBS profit	$470	$143	$284
GIS profit	477	105	355
USPS profit	121	—	63
All other loss	(51)	(32)	(95)
Interest income	30	9	22
Interest expense	(104)	(30)	(89)
Restructuring costs	(208)	(153)	(214)
Transaction, separation and integration-related costs	(124)	(122)	(116)
Amortization of acquired intangibles	(153)	(21)	(148)
Pension and OPEB actuarial and settlement gains (losses)	203	(86)	173
Income (loss) from continuing operations before taxes	$661	$(187)	$235

Segment profit margins
GBS	19.9%	13.7%	12.4%
GIS	14.8%	12.4%	11.4%
USPS	17.0%	—%	9.9%

Segment Profit
	Twelve Months Ended
(in millions)	March 31, 2018	Historical CSC March 31, 2017	Pro Forma Combined Company March 31, 2017
GBS profit	$1,563	$492	$1,156
GIS profit	1,699	306	1,325
USPS profit	417	—	310
All other loss	(180)	(180)	(461)
Interest income	89	35	81
Interest expense	(335)	(117)	(342)
Restructuring costs	(803)	(238)	(860)
Transaction, separation and integration-related costs	(408)	(308)	(398)
Amortization of acquired intangibles	(591)	(77)	(576)
Pension and OPEB actuarial and settlement gains (losses)	220	(87)	(25)
Income (loss) from continuing operations before taxes	$1,671	$(174)	$210

Segment profit margins
GBS	16.9%	11.8%	12.1%
GIS	13.6%	8.9%	10.2%
USPS	14.8%	—	10.9%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations and unaudited pro forma combined company statement of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP or pro forma combined company basis. Non-GAAP financial measures exclude certain items from GAAP and pro forma combined company results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provide investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma combined company basis. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

Non-GAAP adjustments to our performance measures include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Pension and OPEB actuarial and settlement gains and losses - reflects pension and OPEB actuarial and settlement gains and losses.

•	Certain overhead costs - reflects certain fiscal 2017 HPE costs allocated to HPES that are expected to be largely eliminated on a prospective basis.

•
Tax adjustment - reflects the estimated special benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2018 periods and the application of an approximate 27.5% pro forma tax rate for fiscal 2017 periods, which is the midpoint of prospective targeted effective tax rate range of 25% to 30% and effectively excludes the impact of discrete tax adjustments for those periods.

EBIT and Adjusted EBIT

Reconciliations of net income (loss) and pro forma net income (loss) to adjusted EBIT and pro forma adjusted EBIT are as follows:

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2018	Pro Forma Combined Company March 31, 2017	March 31, 2018	Pro Forma Combined Company March 31, 2017
Net income (loss)	$565	$255	$1,782	$(23)
Income tax expense (benefit)	96	(20)	(111)	233
Interest income	(30)	(22)	(89)	(81)
Interest expense	104	89	335	342
EBIT	735	302	1,917	471
Restructuring costs	208	214	803	860
Transaction, separation and integration-related costs	124	116	408	398
Amortization of acquired intangible assets	153	148	591	576
Pension and OPEB actuarial and settlement (gains) losses	(203)	(173)	(220)	25
Certain overhead costs	—	8	—	115
Adjusted EBIT	$1,017	$615	$3,499	$2,445

Adjusted EBIT margin	16.2%	10.2%	14.2%	9.6%
EBIT margin	11.7%	5.0%	7.8%	1.9%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
Net cash provided by operating activities	$701	$173	$3,243	$978
Net cash used in investing activities(1)	(246)	(84)	(26)	(840)
Acquisitions, net of cash acquired	46	—	(735)	434
Business dispositions	—	(3)	—	(3)
Payments on capital leases and other long-term asset financings	(328)	(26)	(1,060)	(145)
Payments on transaction, separation and integration-related costs	80	70	284	268
Payments on restructuring costs	223	56	792	141
Sale of accounts receivables, net DPP	(15)	18	(19)	(223)
Sale of USPS accounts receivable	96	—	(52)	—
Adjusted free cash flow	$557	$204	$2,427	$610

(1) Excludes capital expenditures financed through our lease credit facility.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended March 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,323	$—	$—	$—	$192	$—	$4,515

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	453	—	(124)	—	11	—	340

Income before taxes	$661	$208	$124	$153	$(203)	$—	$943
Income tax expense	96	63	27	45	(42)	88	277
Net income	$565	$145	$97	$108	$(161)	$(88)	$666
Less: net income attributable to noncontrolling interest, net of tax	5	—	—	—	—	—	5
Net income attributable to DXC common stockholders	$560	$145	$97	$108	$(161)	$(88)	$661

Effective tax rate	14.5%						29.4%

Basic EPS	$1.96	$0.51	$0.34	$0.38	$(0.56)	$(0.31)	$2.31
Diluted EPS	$1.93	$0.50	$0.33	$0.37	$(0.55)	$(0.30)	$2.28

Weighted average common shares outstanding for:
Basic EPS	285.64	285.64	285.64	285.64	285.64	285.64	285.64
Diluted EPS	290.20	290.20	290.20	290.20	290.20	290.20	290.20

	Twelve Months Ended March 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$17,944	$—	$—	$—	$192	$—	$18,136

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	2,010	—	(408)	—	28	—	1,630

Income before taxes	$1,671	$803	$408	$591	$(220)	$—	$3,253
Income tax expense	(111)	206	117	193	(45)	561	921
Net income	$1,782	$597	$291	$398	$(175)	$(561)	$2,332
Less: net income attributable to noncontrolling interest, net of tax	31	—	—	—	—	—	31
Net income attributable to DXC common stockholders	$1,751	$597	$291	$398	$(175)	$(561)	$2,301

Effective tax rate	(6.6)%						28.3%

Basic EPS	$6.15	$2.10	$1.02	$1.40	$(0.61)	$(1.97)	$8.08
Diluted EPS	$6.04	$2.06	$1.00	$1.37	$(0.60)	$(1.94)	$7.94

Weighted average common shares outstanding for:
Basic EPS	284.93	284.93	284.93	284.93	284.93	284.93	284.93
Diluted EPS	289.77	289.77	289.77	289.77	289.77	289.77	289.77

A reconciliation of pro forma combined results to pro forma non-GAAP results is as follows:

	Three Months Ended March 31, 2017
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains	Certain Overhead Costs	Tax Adjustment	Pro Forma Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,344	$—	$—	$—	$126	$—	$—	$4,470

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	591	—	(116)	—	47	(8)	—	514

Income before taxes	$235	$214	$116	$148	$(173)	$8	$—	$548
Income tax (benefit) expense	(20)	—	—	—	—	—	170	150
Net income	$255	$214	$116	$148	$(173)	$8	$(170)	$398
Less: net income attributable to noncontrolling interest, net of tax	11	—	—	—	—	—	—	11
Net income (loss) attributable to DXC common stockholders	$244	$214	$116	$148	$(173)	$8	$(170)	$387

Effective tax rate	(8.5)%							27.4%

Basic EPS	$0.86	$0.76	$0.41	$0.52	$(0.61)	$0.03	$(0.60)	$1.37
Diluted EPS	$0.85	$0.74	$0.40	$0.51	$(0.60)	$0.03	$(0.59)	$1.35

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	287.68	287.68	287.68	287.68	287.68	287.68	287.68	287.68

	Twelve Months Ended March 31, 2017
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Losses	Certain Overhead Costs	Tax Adjustment	Pro Forma Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$18,999	$—	$—	$—	$(24)	$—	$—	$18,975

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	2,638	—	(398)	—	(1)	(115)	—	2,124

Income before taxes	$210	$860	$398	$576	$25	$115	$—	$2,184
Income tax expense	233	—	—	—	—	—	367	600
Net (loss) income	$(23)	$860	$398	$576	$25	$115	$(367)	$1,584
Less: net income attributable to noncontrolling interest, net of tax	28	—	—	—	—	—	—	28
Net (loss) income attributable to DXC common stockholders	$(51)	$860	$398	$576	$25	$115	$(367)	$1,556

Effective Tax Rate	111.0%							27.5%

Basic EPS	$(0.18)	$3.04	$1.41	$2.03	$0.09	$0.41	$(1.30)	$5.50
Diluted EPS	$(0.18)	$3.00	$1.39	$2.01	$0.09	$0.40	$(1.28)	$5.42

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	287.08	287.08	287.08	287.08	287.08	287.08	287.08